UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 11, 2020

COWEN INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34516	27-0423711
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
599 Lexington Avenue
New York, NY 10022
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (212) 845-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
      Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Class A Common Stock, par value $0.01 per share	COWN	The Nasdaq Global Market
7.35% Senior Notes due 2027	COWNZ	The Nasdaq Global Market
7.75% Senior Notes due 2033	COWNL	The Nasdaq Global Market

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On and effective as of February 11, 2020, the Board of Directors (the “Board”) of Cowen Inc. (the “Company”) amended and restated the Company’s Amended and Restated Bylaws (the “Second Amended and Restated Bylaws”) to add a proxy access provision for eligible stockholders. Under the Second Amended and Restated Bylaws, a stockholder, or a group of up to twenty stockholders, owning at least three percent of the Company’s outstanding shares of the Company’s Class A common stock continuously for at least three years, may nominate and include in the Company’s annual meeting proxy materials director nominees constituting up to the greater of (a) two directors or (b) twenty percent of the Board, subject to certain limitations and provided that the stockholder(s) and nominee(s) satisfy the requirements specified in the Second Amended and Restated Bylaws. The amendments also include certain changes regarding information to be provided by stockholders in respect of the advance notice of nominations or business to be presented at an annual meeting of stockholders.
The foregoing summary of the Second Amended and Restated Bylaws is qualified in its entirety by reference to, and should be read in conjunction with, the complete text of the Second Amended and Restated Bylaws, which is attached hereto as Exhibit 3.1.

Item 9.01. Financial Statements and Exhibits.
(d)     Exhibits
3.1     Second Amended and Restated Bylaws

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COWEN INC.

Dated: February 18, 2020        By: _/s/ Owen S. Littman
Name:    Owen S. Littman
Title:     General Counsel

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